Exhibit 10.6
555 W. Adams Chicago, IL 60661 Tel 312-258-1717 www.transunion.com October 3, 2007

Mr. Siddharth N. Mehta

Re:	Employment Agreement

Dear Bobby:

Trans Union Corp., a Delaware corporation (the “Company”), is pleased to extend to you an offer of employment by the Company on the terms and conditions set forth in this letter agreement (this “Agreement”). Capitalized terms used herein and not otherwise defined have the meanings ascribed thereto in Section 16 hereof.

1. Term. The term of this Agreement shall be the period beginning on August 22, 2007 and ending on August 31, 2010 (the “Term”). Thereafter, as of the date the Term (as it may be extended from time to time under this Section 1) would otherwise end, the Term will be automatically extended for twelve (12) months, unless one party to this Agreement provides notice of non-renewal at least 180 days before the day that would be the last day of this Agreement in the absence of such renewal.

2. Duties. You will be employed by the Company as its President and Chief Executive Officer (“CEO”). You will report directly to the Board of Directors of the Company (the “Board”). As President and CEO, your duties and responsibilities will include such duties and responsibilities customarily performed by persons holding similar positions at companies engaged in similar businesses.

3. Required Time and Attention.

(a) While you are employed by the Company, you agree to devote all of your full business time, attention, skill and effort exclusively to the performance of your duties and responsibilities to the Company. Unless specifically authorized by the Board in writing, you agree not to work for, consult with or provide personal services to, any Person other than the Company, including, without limitation, any work, consulting or services after business hours, on weekends or during vacation time.

(b) Notwithstanding anything herein to the contrary, nothing shall preclude you from (i) serving, with the prior approval of the Board, on the advisory boards and boards of directors of a reasonable number of other corporations or the boards of a reasonable number of trade associations and/or charitable organizations, (ii) engaging in charitable activities and community affairs; or (iii) managing your personal investments and affairs; provided that such activities do not materially interfere with the proper performance of your duties and responsibilities hereunder and are not otherwise considered to be inappropriate by the Board. A list of the current boards on which you sit that have been approved by the Board is attached hereto as Exhibit A.

(c) You acknowledge and agree that you will exercise the highest degree of loyalty and care and that you will act at all times in the best interests of the Company and its reputation. In keeping with these duties, you will make full disclosure to the Board of all business opportunities pertaining to the Company’s business and shall not appropriate for your own benefit business opportunities concerning the subject matter of the fiduciary relationship.

Siddharth N. Mehta

October 3, 2007

4. Compensation.

(a) Base Salary. During your period of employment during the Term of this Agreement, you will be paid an annualized base salary of not less than $900,000 (the “Base Salary”). Your Base Salary shall be paid in periodic installments in accordance with the Company’s payroll practices as such practices may be changed from time to time. The Base Salary will be reviewed at least annually by the Board or its Compensation Committee and will be subject to increase based on performance.

(b) Annual Incentives. During your period of employment during the Term of this Agreement, you will participate in the annual bonus plan maintained by the Company (the “Annual Bonus Plan”), subject to performance goals and procedures established by the Compensation Committee in consultation with you. Subject to the terms and conditions of the Annual Bonus Plan, you will have a target bonus opportunity of 100% of Base Salary and a maximum bonus opportunity of 200% of Base Salary. However, if the minimum performance goals for an annual performance period as established by the Compensation Committee are not satisfied, no bonus will be payable for such annual performance period. Your bonus for an annual performance period, if any, shall be payable, at your option, in either cash or restricted shares of the Company’s common stock in which you will be immediately 100% vested at the time of the bonus award. Any such grant of restricted shares shall be subject to the terms of a restricted stock award agreement, in such form as the Company may be using at the time of such grant. A copy of the current form of restricted stock award agreement is attached hereto as Exhibit B. You must notify the Company in writing of your election to receive your bonus in cash or restricted shares at least five (5) days prior to the annual bonus award date. If you fail to so notify the Company, your bonus for that annual performance period, if any, will be payable in restricted shares. Subject to the terms and conditions of the Annual Bonus Plan and the provisions of Section 8 below, you shall be paid a pro-rated bonus in the amount of $325,000 for the 2007 annual performance period, payable in either cash or restricted shares in accordance with the above election provisions. Notwithstanding the foregoing, the Company may make changes to the Annual Bonus Plan that are applicable to all executive employees of the Company generally.

(c) Long-Term Incentives

(i) Sign-on Grant. As soon as practicable following the commencement of your employment, you will receive an award of restricted stock (or, in the discretion of the Compensation Committee, restricted stock units) of the Company with the market value of such restricted stock (or restricted stock units) equal to $5,000,000 on the date of grant (the “Sign-On Grant”). Subject to your continuous employment with the Company through the date of vesting, the Sign-On Grant shall be 100% vested on the earliest of: (A) the third anniversary of the date your employment commences; (B) the date of a Change in Control; (C) the date of your death; (D) the date your employment terminates due to your Permanent Disability; (E) the date the Company terminates your employment without Cause; or (F) the date you Resign with Good Reason. If the Company terminates your employment with Cause or you Resign without Good Reason prior to the full vesting of your Sign-On Grant, you shall forfeit the entire Sign-On Grant.

(ii) Annual Grants. Beginning with the 2008 annual grant cycle, you will be eligible for awards under the long-term incentive plan maintained by the Company, as determined by the Board or the Compensation Committee. Notwithstanding the foregoing, the Company may make changes to its long-term incentive plan that are applicable to all executive employees generally.

Siddharth N. Mehta

October 3, 2007

(d) Withholding. All compensation payable to you by the Company, including, without limitation, your Base Salary, annual incentives and long-term incentives, if any, shall be subject to all applicable withholding and deductions, in accordance with applicable law and the Company’s payroll practices and other procedures, as may be changed from time to time.

5. Benefits. Subject to applicable law, you shall also be entitled to participate in any medical, dental or fringe benefit plans on terms, including co-pay and other similar arrangements, no less favorable than benefits which the Company may provide from time to time to similarly situated executive employees of the Company. You shall also be entitled to take twenty-nine (29) days of paid time off during each 12-month period of employment during the Term approved in accordance with Company policy for similarly situated executive employees, as such policy may change from time to time. You shall be entitled to participate in any deferred compensation programs (including under the Retirement and 401(k) Supplemental Agreement) to the extent you are eligible and said programs are available to other similarly situated executive employees.

6. Reimbursement of Expenses; Perquisites. Subject to compliance with any applicable policies of the Company, as amended from time to time, you shall be entitled to receive reimbursement, upon submission of reasonable supporting documentation, for all reasonable business expenses incurred by you in connection with the development and performance of your duties under this Agreement, on terms not less favorable than the terms by which the Company reimburses expenses for other similarly situated executive employees of the Company, it being agreed that any expense the Company reimburses will be subject to an “accountable plan” that contains provisions satisfying any requirements of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder. You will be provided with the same perquisites provided to other similarly situated executive employees of the Company.

7. Termination of Agreement.

(a) Unless terminated earlier by either party pursuant to this Agreement, your employment with the Company shall terminate upon expiration of the Term (including any extensions thereof as provided in Section 1). You acknowledge and agree that all provisions and post-employment obligations contained in Sections 10 and 11 of this Agreement shall survive the termination of your employment and will remain in effect, according to their respective terms; you further acknowledge that your agreement to comply with said obligations in Sections 10 and 11 – specifically including but not limited to the Restrictive Covenant provisions of Section 10 – constitutes an integral and material term upon which the Company has relied when entering into this Agreement.

(b) Notwithstanding anything contained in this Agreement to the contrary, your employment by the Company may be terminated by you or the Company for any reason or no reason whatsoever prior to the end of the Term. The Company’s termination of your employment without Cause or your Resignation shall be effected upon 30 days’ prior written notice, and the date of termination in either such case will be the last day of such 30-day notice period. At the Company’s sole option, you may be released from your employment duties and obligations prior to the expiration of such 30-day notice period. Notwithstanding the foregoing, this Agreement and your employment by the Company shall automatically terminate upon your death, Permanent Disability or the Company’s termination of your employment for Cause.

8. Termination Obligations.

(a) Except as otherwise provided in this Section 8, the Company’s obligations to you under this Agreement will terminate as of the date of the termination of your employment, for whatever reason, except that the Company will pay you (i) your Base Salary through the date of

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October 3, 2007

termination (including termination due to your death or Permanent Disability) at the time such Base Salary would otherwise have been payable and (ii) all Company benefits which vested or accrued as a result of your employment on or prior to the date of termination, at the time or times such benefits otherwise would have been payable.

(b) Subject to your compliance with Sections 10 and 11 and your execution of a general release in favor of the Company and its Affiliates, in the form attached hereto as Exhibit C, following the Company’s termination of your employment without Cause or your Resignation for Good Reason, in addition to the payments made pursuant to Section 8(a) above, you will be entitled to: (i) a lump sum payment equal to four times your Base Salary, payable thirty (30) days after your termination of employment; (ii) a lump sum payment equal to your target bonus under the Annual Bonus Plan for the year in which your termination of employment occurs, which shall be subject to a pro-rata reduction to reflect the portion of the annual performance period following the date of employment termination, payable thirty (30) days after your termination of employment; (iii) the acceleration of the vesting of your Sign-On Grant to the extent not previously vested, so that the Sign-On Grant will be 100% vested; and (iv) for the 24-month period following the date of termination, the Company will continue to provide medical and dental benefits to you and your eligible dependents as if you had remained an active executive employee of the Company. The applicable period of health benefit continuation under the Consolidated Budget Reconciliation Act of 1985 (“COBRA”) shall begin on your date of termination. You expressly agree that in the event you breach your obligations under Sections 10 or 11, (i) you shall be required to immediately repay the full amount of the lump sum payments described in Sections 8(b)(i) and 8(b)(ii) above; (ii) you shall immediately forfeit that portion of the Sign-On Grant that became vested due to the acceleration provisions of this Section 8(b) (and you shall be required to repay any and all proceeds from the sale, transfer or other disposition of such portion of the Sign-On Grant); (iii) the Company’s obligation to continue to provide medical and dental benefits pursuant to Section 8(b)(iv) above shall immediately terminate; and (iv) such repayment, forfeiture and cessation of benefits shall be in addition to, and not in lieu of, all other legal and equitable remedies available to the Company.

(c) Following the date of the Company’s termination of your employment for Cause, the date of your Resignation without Good Reason or the date of your death or Permanent Disability, the Company will have no further obligations, liabilities or responsibilities to you aside from those payments required pursuant to Section 8(a) above.

9. Compliance with Covenants. The Company’s obligation to continue to make payments to you post-termination or cessation of employment, in accordance with the terms of this Agreement, is expressly conditioned upon your complying in all respects and continuing to comply in all respects with your obligations under Sections 10 and 11 hereof following the date of termination.

10. Restrictive Covenants.

(a) You acknowledge and agree that the Company has expended and will expend substantial time, effort and resources in developing and maintaining its “Confidential Information and Trade Secrets”, as that phrase is defined in the “Employee’s Agreement Regarding Inventions, Confidential Information and Trade Secrets” (the “Confidentiality Agreement”), which is attached as Exhibit D hereto and which is fully incorporated herein. You therefore agree that, contemporaneously with your execution of this Agreement, you also will execute the Confidentiality Agreement and shall comply with all the terms and conditions thereof.

(b) You covenant and agree that, at all times during your employment and for a period of twelve (12) months following the date your employment with the Company and/or any Affiliates terminates, for any reason (the “Restricted Period”), you shall not, except as expressly

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October 3, 2007

permitted by this Agreement, directly or indirectly own an interest in, operate, join, control, advise, work for, consult to, have a financial interest which provides any control of, or participate in, any Competitor. This prohibition applies anywhere within North America, including Canada, the United States of America and Mexico, the Republic of South Africa and Hong Kong. This covenant does not prohibit the mere ownership of less than one percent (1%) of the outstanding stock of any publicly-traded corporation as long as you do not actually control such corporation and are not otherwise in violation of this Agreement.

(c) You covenant and agree that, at all times during the Restricted Period, you shall not except as expressly permitted by this Agreement, directly or indirectly, on your own behalf or on behalf of any other Person, (i) contact, solicit, induce or recruit any Customer to acquire any Competitive Product or Service from any Person other than the Company or its affiliates, or (ii) receive commissions, agency fees, or compensation of any kind directly based on sales of any Competitive Product or Service to any Customer or otherwise relating to the placement, negotiation or transfer of any Competitive Product or Service with or to any Customer. Notwithstanding the foregoing however, this provision shall not restrict or prohibit you from selecting any Competitive Product or Service in a capacity as an officer or director of any Person, including any Customer.

(d) You agree that the Company has invested and will invest substantial time and effort in acquiring and maintaining its workforce. Accordingly, you agree that at all times during your employment and for a period of twenty four (24) months following the date your employment with the Company and/or any Affiliates terminates, for any reason (the “Employee Non-Solicitation Period”), you shall not, nor cause any other Person to, (i) hire away any individual who was employed by the Company or any Affiliate at any time on or after that date which is six (6) months prior to your termination of employment, or (ii) directly or indirectly, entice, solicit or seek to induce or influence any such individual to leave their employment. Notwithstanding the foregoing, the restrictions set forth in this Section 10(d) shall cease to apply with respect to any individual (other than yourself) upon such individual’s ceasing to be employed by the Company or any Affiliate for a period of six (6) consecutive months.

(e) You covenant and agree that, at all times during the Restricted Period, you shall not, except as expressly permitted by this Agreement, divert or attempt to divert or take advantage of or attempt to take advantage of any actual or potential business or opportunities of the Company, of which you became aware as the result of your employment with the Company and which relate specifically to the Business, or any part thereof, as conducted or, to your knowledge, planned to be conducted, as of the date of termination of your employment with the Company or at any time within the twelve (12) month period immediately preceding the date of termination or the date of such conduct (if you are then employed by the Company).

(f) You acknowledge that should you violate any of the covenants contained in Section 10 hereof (collectively, the “Restrictive Covenants”), it will be difficult to determine the resulting damages to the Company and its Affiliates and, in addition to any other remedies the Company and its Affiliates may have, (i) the Company and its Affiliates shall be entitled to temporary injunctive relief without being required to post a bond and permanent injunctive relief without the necessity of proving actual damage; and (ii) the Company shall have the right to offset payments of compensation hereunder solely to the extent of any money damages incurred or suffered by the Company and its Affiliates which have been agreed to by the Company and you in writing or determined with finality by a court of competent jurisdiction. The Company may elect to seek one or more of these remedies at its sole discretion on a case-by- case basis. Failure to seek any or all remedies in one case shall not restrict the Company from seeking any remedies in another situation. Such action by the Company shall not constitute a waiver of any of its rights.

Siddharth N. Mehta

October 3, 2007

(g) It is the parties’ intent that each of the Restrictive Covenants be read and interpreted with every reasonable inference given to its enforceability. However, it is also the parties’ intent that if any term, provision or condition of the Restrictive Covenants is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the provisions thereof shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Finally, it is also the parties’ intent that if a court should determine any of the Restrictive Covenants are unenforceable because of over-breadth, then the court shall modify said covenant so as to make it reasonable and enforceable under the prevailing circumstances.

(h) In the event of any breach by you of any Restrictive Covenant, the running of the period of restriction shall be automatically tolled and suspended for the duration of such breach, and shall automatically recommence when such breach is remedied in order that the Company shall receive the full benefit of your compliance with each of the Restrictive Covenants.

(i) You agree that the Restrictive Covenants shall be enforced independently of any other obligations between the Company, on the one hand, and you, on the other (other than the Company’s obligation to make payments hereunder), and that the existence of any other claim or defense shall not affect the enforceability of the Restrictive Covenants or the remedies provided herein.

11. Promise Not to Disparage. In further consideration for this Agreement, members of the Company’s management agree not to disparage you to any outside party, and you agree not to disparage the Company or any of its Affiliates and/or not to communicate, either in writing or orally, directly or indirectly, any statement that bears negatively on the Company’s or any of its Affiliates’ reputation, services, products, principals, customers, policies, adherence to law (unless otherwise required by law), shareholders, officers, directors, officials, executives, employees, agents, representatives, business or other legitimate interests of the Company or any of its Affiliates.

12. Representation. You hereby represent and warrant to the Company that to the best of your knowledge you are not subject to any covenants, agreements or restrictions arising out of your prior employment or independent contractor relationships, which would be breached or violated by your negotiation or execution of this Agreement or by your performance of your duties hereunder.

13. Acknowledgement. You hereby acknowledge that a condition to your employment by the Company is your execution of and agreement to be bound by the standard form agreements of the Company and its Affiliates attached as Exhibit D hereto. You agree to execute or re-execute, as the case may be, the Company’s standard form agreements executed by all of the Company’s employees, as they may be reasonably amended, modified, supplemented or restated from time to time. You further acknowledge that you have had an opportunity and have been encouraged to discuss such standard form agreements fully with the Company and to review them with an attorney of your choosing before signing this Agreement and before signing any such standard form agreements in the future. You acknowledge that you have read and will read such standard form agreements, that you know and understand the contents of those attached hereto, and that you will sign such standard form agreements voluntarily and of your own free act and deed. If there is a conflict between any provision of this Agreement and any provision of any of the agreements included in Exhibit D, the provisions of this Agreement will govern.

14. Prior Agreements. This Agreement supersedes and replaces all prior agreements, arrangements or plans specifically relating to you that were entered into prior to the date hereof between the Company or any of its Affiliates and you, including, without limitation, that certain Consulting Services Agreement dated May 1, 2007. You hereby release and fully discharge the Company, its subsidiaries, its Affiliates and any successor or assigns thereof, and the Company hereby releases and fully discharges you, from any and all payments, claims, liabilities or obligations relating to or arising from those prior agreements, arrangements and plans. Notwithstanding the preceding sentence, that certain Agreement

Siddharth N. Mehta

October 3, 2007

Regarding Confidentiality and Other Matters dated May 1, 2007 shall remain in full force and effect and you acknowledge that you will continue to abide by the terms of that agreement.

15. Complete Agreement and Non-Reliance. This Agreement, including the other documents expressly referenced herein, contains the complete agreement between the parties and no party has relied upon or will claim reliance upon any oral or written statement which be claimed in any way to relate to the subject matter of this Agreement in connection with the execution of this Agreement.

16. Certain Definitions. For purposes of this Agreement, the following definitions will apply:

“Affiliate” includes all “TU Entities” and “Affiliates” as defined for all purposes in the 2007 Award Agreement, and shall additionally be defined as all other persons or entities as may be included under the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended, together with all directors, officers, employees, agents, and benefit plans for each and every such entity under these respective definitions.

“Business” means the business conducted or planned to be conducted by the Company and its subsidiaries as of a specified date. As of the date of this Agreement, the Business includes the automated collection of personalized data relating to consumers and the automated delivery of credit, collection, identity, fraud, verification (insurance coverage or ability for public assistance), or risk management products and services for businesses operating in the financial services, insurance, health care or telecommunications industries, or directly to consumers over the internet.

“Cause” with respect to the termination of your employment by the Company, means: (a) your commission of an act of fraud, embezzlement, willful misconduct or willful breach of a fiduciary duty to the Company (including without limitation the unauthorized disclosure of Confidential Information and Trade Secrets); (b) your conviction of a crime constituting a felony under applicable law; (c) your commission of a material breach of any covenant, provision, term, condition, understanding or undertaking set forth in this Agreement, which breach, if capable of cure, is not cured within thirty (30) days after your receipt of written notice thereof from the Company; (d) your gross negligence or gross neglect in performing your duties which causes material harm to the Company; which breach, if capable of cure, is not cured within thirty (30) days after your receipt of written notice thereof from the Company; provided, however, that you will only have one opportunity to cure such conduct and the Company may terminate your employment without providing notice or cure period if such conduct recurs after the Company had properly notified you of any such prior conduct which you had (or purported to have) cured; or (d) your failure, after receipt of written notice from the Company, to render services or discharge duties to the Company which are requested in such notice and are within the scope of your employment (consistent with Section 2 hereof), which failure is not cured within thirty (30) days of your receipt of such notice from the Company.

“Change in Control” shall have the meaning set forth in the TransUnion Corp. Equity Award Plan.

“Competitive Product or Service” means any product or service which is competitive with any product or service provided by the Company in connection with the Business, as conducted or, to your knowledge, planned to be conducted, as of the date of termination of your employment or at any time within the twelve (12) month period immediately preceding the date of termination of your employment or the date of such conduct (if you are then employed by the Company).

“Competitor” shall mean the operating unit or business segment of any other Person that has Significant Operations that are competitive with, or in substantially the same line of business

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October 3, 2007

as, the Business or any of the following companies (including any of their successors, assigns or Affiliates): Acxiom Corporation, CBC Companies, CSC Credit Services, Choicepoint, Inc., The Dun & Bradstreet Corporation, Equifax, Inc., Experian Group Limited, Fair Isaac Corporation, Fidelity National Information Services, Inc., The First American Corporation, Innovis Data Solutions, Inc., InfoUSA, Inc. and the LexisNexis group of Reed Elsevier PLC and Reed Elsevier NV.

“Customer” means any Person or entity to which the Company has provided or actively solicited products or services in the twelve (12) months prior to the cessation of your employment.

“Good Reason” means, with respect to your Resignation, the occurrence, without your express written consent, of any of the following events (unless such events are substantially corrected within thirty (30) days following written notification by you to the Company that you intend to Resign as a result of such event): (a) a reduction in your Base Salary, or a material reduction in your incentive opportunities, (b) the relocation of your base office to an office that is more than fifty (50) highway miles outside of Chicago, Illinois, or (c) the failure of the Company to employ you in the title and capacity as President and CEO of the Company, with responsibilities substantially consistent with such title, or (d) a material breach by the Company of any material term of this Agreement; (e) the failure of the Company to obtain a satisfactory agreement from any successor to assure and agree to perform this Agreement.

“Permanent Disability” means any event that results in your eligibility to receive benefits under the Company’s disability insurance policies, as in effect from time to time; provided, however, that if the Company does not maintain disability insurance, “Permanent Disability” shall mean your inability to perform substantially all of your duties and responsibilities to the Company by reason of a physical or mental disability or infirmity for either (a) a continuous period of three (3) months or (b) 180 days (which need not be continuous) during any consecutive 12-month period. The date of such Permanent Disability will be (i) in the case of clause (a) above the last day of such three month period or, if later, the day on which satisfactory medical evidence of such Permanent Disability is obtained by the Company, or (ii) in the case of clause (b) above, such date as is determined in good faith by the Company’s board of directors. In the event that any disagreement or dispute arises between you and the Company as to whether you have incurred a Permanent Disability, then, in any such event, you will submit to a physical and/or mental examination by a competent, qualified and duly licensed physician who will be mutually selected by you and the Company, and such physician will make the determination of whether you suffer from any disability. In the absence of fraud or bad faith, the determination of such physician will be final and binding upon both you and the Company. The cost of any such examination will be paid by the Company.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

“Resign” or “Resignation” means your voluntary termination of your full-time employment as an employee of the Company, but does not include a termination of employment due to death or Permanent Disability.

“Significant Operations” means a business that generates revenues that equal or exceed twenty percent (20%) of the Company’s consolidated revenues as of the end of the immediately preceding calendar year.

17. Miscellaneous.

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October 3, 2007

(a) This Agreement shall be governed by the internal laws (and not the conflicts of law provisions) of the State of Illinois.

(b) Except with regard to enforcement of the Restrictive Covenants as provided in Section 10, disputes under this Agreement shall be settled by arbitration, conducted in the City of Chicago, Illinois, in accordance with the rules for commercial arbitration of the American Arbitration Association. Each party shall be entitled to engage in pre-hearing discovery to the extent the parties may agree upon or, in the absence of agreement, as determined by the arbitrator. The arbitrator shall have the authority to award any remedy or relief available at law or in equity that a court of competent jurisdiction could order or grant. The arbitrator shall have no authority to amend or modify any of the terms or conditions of this Agreement or of any related agreement. The arbitrator shall have thirty (30) days from the later of the closing statements or the submission of post-hearing briefs by the parties to render his decision. All costs and fees of the arbitration shall be paid by the Company. This arbitration procedure specifically contemplates that the parties shall be entitled to seek enforcement, in any court of competent jurisdiction, of all of the provisions hereof, to the fullest extent permitted by law. Each of the parties consents to the jurisdiction of the state and federal courts in the City of Chicago, Illinois with respect to any such proceeding.

(c) TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE PARTIES HEREBY IRREVOCABLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(d) Every notice or other communication required, contemplated or permitted by this Agreement by any party, shall be in writing and shall be delivered either by personal delivery, facsimile transmission, private courier service, or postage prepaid, return receipt requested, certified or registered mail, addressed to the party to whom intended at the address for such party set forth below such party’s name on the signature page hereof or at such other address as the intended recipient previously shall have designated by written notice. Notice by courier, facsimile transmission or certified or registered mail shall be effective on the date it is officially recorded as delivered to the intended recipient by return receipt or the date of attempted delivery where delivery is refused by the intended recipient. All notices and communications required, contemplated or permitted by this Agreement to be delivered in person shall be deemed to have been delivered to and received by the addressee, and shall be effective, on the date of personal delivery.

(e) If any provision of this Agreement is determined to be invalid under the applicable law, such provision shall be ineffective and the remaining provisions of this Agreement shall continue in full force and effect. Nothing contained in this Agreement shall constitute a party’s waiver of any rights or remedies it may have under applicable law, it being agreed that any such waiver shall be in writing.

(f) This Agreement is personal to and shall not be assignable by you, but all of your rights under this Agreement shall inure to the benefit of and be enforceable by your personal or legal representation, executors, administrators, successors, heirs, distributees, devisees and legatees. This Agreement may be assigned by the Company to any Person that directly or indirectly succeeds to all or any substantial part of the Company’s assets or business.

(g) No provision of this Agreement may be modified, amended, waived or discharged unless agreed to in writing, and signed and executed by the Company and you.

Siddharth N. Mehta

October 3, 2007

If you are in agreement with the foregoing, please acknowledge your agreement in the place provided below and return an original of this Agreement to the Company, whereupon this Agreement shall become a binding agreement between the Company and you.

Very truly yours,

Trans Union Corp., a Delaware company

By:	/s/ Penny Prtizker
Penny Pritzker
Chairman of the Board

Agreed to this 12th day
of October, 2007.

/s/ Siddharth N. Mehta
Siddharth N. Mehta

Siddharth N. Mehta

October 3, 2007

EXHIBIT A

BOARDS OF DIRECTORS ON WHICH MR. MEHTA CURRENTLY SITS

DataCard Group

Myelin Repair Foundation (not for profit)

Chicago Public Education Fund (not for profit)

Siddharth N. Mehta

October 3, 2007

EXHIBIT B

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (“Agreement”), is made this      day of             , 2008, between TransUnion Corp., a Delaware corporation (the “Company”), and Siddharth N. Mehta (“Employee”).

WITNESSETH:

WHEREAS, Employee is an employee of the Company or a subsidiary or affiliate of the Company, including, without limitation, Trans Union, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Company (“TU LLC”);

WHEREAS, the Company has adopted the TransUnion Corp. Equity Award Plan (the “Plan”) in order to promote the interests of the Company and its stockholders by using equity interests in the Company to attract, retain and motivate its management and other eligible persons and to encourage and reward their contributions to the Company’s performance and profitability; and

WHEREAS, the Compensation Committee of the Company’s Board of Directors (the “Committee”) has determined that it is in the best interests of the Company to grant Restricted Stock (as defined herein) under the Plan to Employee on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the various covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Grant of Restricted Stock.

(a) The Company hereby grants to Employee              shares (the “Restricted Stock”) of common stock, $.01 par value per share, of the Company (“Common Stock”), which shall be fully vested upon the date of grant, but subject to the transfer restrictions and other conditions set forth in this Agreement.

(b) Promptly after execution of this Agreement by Employee, the Company shall cause the Restricted Stock to be issued and one or more stock certificates representing the Restricted Stock to be registered in the name of Employee. All stock certificates representing the Restricted Stock shall be delivered to the Company’s Corporate Secretary or such other custodian as may be designated by the Company, to be held until the Restricted Stock is no longer subject to the Company’s rights under Section 3 or Section 6.

2. Ownership. Employee shall have all rights and privileges of a stockholder of the Company with respect to the Restricted Stock, including voting rights and the right to receive dividends paid with respect to such shares. All cash dividends and other cash distributions, if any, made or declared with respect to the Restricted Stock shall be paid to Employee concurrently with the payment of such dividends or other distributions to the stockholders of the Company.

3. Company Repurchase Right.

(a) If Employee’s Termination of Employment occurs prior to the sale of Common Stock to the general public (an “IPO”), pursuant to a registration statement filed with and declared effective by the Securities and Exchange Commission under the Securities Act of 1933, as amended or any successor statute (the “Securities Act”), the Company shall have the right to purchase and, upon exercise of such right, Employee shall be obligated to sell, any and/or all shares of Restricted Stock, upon

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the terms and conditions set forth in this Section, for a repurchase price equal to the Fair Market Value (as defined herein) per share of Restricted Stock determined, subject to Section 3(f), as of the last day of the most recently completed calendar quarter prior to Employee’s Termination of Employment (the “Section 3 Valuation Date”).

(b) If the Company desires to exercise the repurchase right set forth in this Section, it shall do so by delivery of written notice to Employee setting forth the Company’s exercise of its repurchase right and the number of shares of Restricted Stock for which the Company’s repurchase right is being exercised.

(c) Promptly after the determination of the repurchase price for the shares of Employee’s Restricted Stock for which the Company’s repurchase right is being exercised, the Company shall notify Employee of the place, time and date of the closing of the Company’s repurchase of shares of Employee’s Restricted Stock (the “Closing Notice”). Such closing shall in no case occur earlier than the 5th business day following the date of the Closing Notice or later than the 15th business day following the date of the Closing Notice.

(i) The repurchase price shall be payable by the Company in cash on the closing date set forth in the Closing Notice; provided, however, that

(A) in the discretion of the Company, any amount of the repurchase price may be paid in equal annual principal installments over a period of five years, together with any unpaid balance accruing interest at the prime rate in effect on the date of Employee’s Termination of Employment, as reported in the Wall Street Journal; and

(B) the Company may offset against its payment obligations under this Section 3 the amount of any loans or other obligations owing by Employee to any TU Entity.

(ii) On the closing date set forth in the Closing Notice, Employee shall deliver to the Company one or more stock certificates representing shares of Employee’s Restricted Stock, together with an assignment separate from certificate duly executed by Employee and in proper form to transfer shares of Employee’s Restricted Stock to the Company.

(d) Notwithstanding anything to the contrary, Employee agrees that any amount payable to Employee pursuant to this Agreement is expressly subordinated in right of payment to the prior payment in full of all indebtedness for borrowed money of the Company to any lender. The Company shall not make payment to Employee pursuant to the terms of this Agreement if such payment has not been consented to by any lender to the Company, if such consent is required pursuant to the terms of any agreement, contract or document evidencing or securing any indebtedness for borrowed money of the Company to such lender. The difference between the amount actually paid and the amount that otherwise would have been paid shall be paid in the next following fiscal year which is not otherwise limited by the provisions of this Section.

(e) Notwithstanding anything to the contrary, if the aggregate amount payable to Employee, and all other holders of Company restricted stock with respect to exercises of restricted stock repurchase and/or sale rights that are similar to the rights contained in this Section, Section 4 and/or Section 6 for any Company fiscal year exceeds 20% of the Company’s net income for the current or previous Company fiscal year, then at the option of the Company, the amount payable to Employee and each such other holder of Company restricted stock for such Company fiscal year may be reduced pro rata (in accordance with the aggregate amount then owing to Employee and such other holders) so that the total amount payable for the current Company fiscal year equals 20% of the net income of the Company for the current or previous Company fiscal year, whichever is less. The difference between the

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amount actually paid and the amount that otherwise would have been paid shall be paid in the next following fiscal year which is not otherwise limited by the provisions of this Section.

(f) For purposes of this Agreement, “Fair Market Value” shall mean the price, determined as of the Section 3 Valuation Date, the Section 4 Valuation Date or the Section 6 Valuation Date, as applicable, that a willing buyer would pay for a share of the Common Stock, and at which a willing seller would sell a share of the Common Stock, neither under any compulsion or duress and both with reasonable knowledge of the relevant facts, with no discount for lack of marketability, nor any premium for control, all as determined by a recognized investment banking or appraisal firm selected by the Board of Directors of the Company in good faith and in exercise of its reasonable discretion.

(i) Notwithstanding the foregoing, if a recognized investment banking or appraisal firm has determined the fair market value of a share of Common Stock in connection with the Company’s repurchase of Common Stock from a holder of Company restricted stock pursuant to restricted stock purchase rights that are similar to the rights contained in this Section or Section 6 and/or restricted stock sale rights that are similar to the rights contained in Section 4, in any case, as of a date that is not more than 12 months prior to the Section 3 Valuation Date, the Section 4 Valuation Date or the Section 6 Valuation Date, as applicable, the Company may, but shall not be obligated to, use the fair market value of a share of Common Stock as so determined by such investment banking or appraisal firm as the determination of Fair Market Value for purposes of Section 3, Section 4 or Section 6. Any such determination by such investment banking firm or appraisal firm shall be final and binding upon Employee and the Company.

(ii) Notwithstanding anything to the contrary contained in this Agreement, in order to avoid material inequities to the Company and/or Employee, the Committee may unilaterally increase or decrease the applicable Fair Market Value if, in its reasonable discretion, events or circumstances have taken place since the Section 3 Valuation Date, the Section 4 Valuation Date or the Section 6 Valuation Date, as applicable, and prior to the date of an exercise of the Company’s repurchase rights under Section 3 or Section 6 or an exercise of Employee’s sale rights under Section 4 that have caused the applicable Fair Market Value to have materially increased or materially decreased. Any adjustment by the Committee to the applicable Fair Market Value pursuant to the preceding sentence shall be final and binding upon the Company and Employee absent manifest error.

4. Employee’s Sale Right.

(a) Prior to an IPO, but not earlier than January 1,          (2011 for a grant made in 2008), Employee (regardless of whether Employee is then employed by a TU Entity) shall have the right to sell and, upon exercise of such right, the Company shall be obligated to purchase, any and/or all shares of Employee’s Restricted Stock, upon the terms and conditions set forth below, at a purchase price equal to the Fair Market Value per share determined, subject to Section 3(f), as of the last day of the most recently completed calendar quarter prior to Employee’s exercise of such sale right (the “Section 4 Valuation Date”).

(b) If Employee desires to exercise the sale right set forth in this Section, Employee shall do so by delivery of written notice to the Company setting forth Employee’s exercise of Employee’s sale right and the number of shares of Employee’s Restricted Stock for which Employee’s sale right is being exercised.

(c) The provisions for the determination and payment of the sale price, the determination of the closing date, and the documents and instruments to be delivered on the closing date shall be the same as are set forth in Sections 3(c) through 3(f), provided, however, that (i) such provisions

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shall apply to the number of shares Employee’s Restricted Stock that are subject to Employee’s notice exercising the sale right and (ii) in the case and to the extent of Employee’s exercise of the sale right for purposes of funding the additional income and employment taxes that Employee will be required to pay (and the Company will be required to withhold) as a result of the grant of shares of Restricted Stock hereunder, (A) the closing date for such transaction shall be established to facilitate Employee’s satisfaction of his obligations under the last sentence of Section 8; and (B) the Company shall not have the discretion described in Section 3(c)(i)(A) to pay any portion of the repurchase price on any date later than the closing date for such transaction.

5. Drag-Along Right.

(a) If, prior to an IPO, a stockholder of the Company or group of stockholders of the Company that owns greater than 50% of the then outstanding Common Stock (the “Disposing Stockholders”) proposes to effect the Disposition (as defined herein) of all of the Common Stock held by the Disposing Stockholders, whether in a single transaction or a series of related transactions, to a non-Affiliate of any of the Disposing Stockholders (such Disposition, a “Drag-Along Disposition”), the Disposing Stockholders may require Employee to participate in the Drag-Along Disposition with respect to all of the shares of Restricted Stock then owned by Employee for the same consideration per share of Restricted Stock and/or otherwise on the same terms and conditions per share of Restricted Stock as the Disposing Stockholders effect the Disposition of their Common Stock in the Drag-Along Disposition.

(b) Employee shall, within 20 days following the delivery by the Disposing Shareholders of notice of the exercise of their rights under this Section 5, deliver to the designee of the Disposing Stockholders such documents and/or instruments as are necessary to consummate the Drag-Along Disposition, including, without limitation, (i) a stock certificate or certificates evidencing the Restricted Stock held by Employee, together with an appropriate assignment separate from certificate duly executed in a proper form to effect the transfer of such Restricted Stock from Employee to the non-Affiliate transferee on the books and records of the Company, and (ii) a limited power-of-attorney authorizing the designee of the Disposing Stockholders to effect the Drag-Along Disposition on behalf of Employee pursuant to the same terms and conditions as the Disposing Stockholders effect the Drag-Along Disposition on their own behalf. In the event that Employee fails to deliver such documents and/or instruments, the Company shall cause a notation to be made on its books and records to reflect that the Restricted Stock held by Employee are bound by the provisions of this Section 5 and that such Restricted Stock may be transferred in the Drag-Along Disposition without Employee’s consent or, if applicable, surrender of the certificate(s) evidencing such Restricted Stock.

(c) For purposes of this Agreement, “Disposition” (and any derivatives thereof) means (i) a voluntary or involuntary sale, assignment, transfer, pledge or other hypothecation, and (ii) any agreement, contract or commitment to do any of the foregoing (except one conditioned on compliance with the terms of this Agreement).

6. Transferability of Restricted Stock.

(a) Prior to an IPO, except as otherwise provided in Section 6(b), no shares of Restricted Stock or any interest or right therein or part thereof may be transferred, alienated, assigned, pledged, hypothecated, or encumbered, in any way, whether voluntarily, involuntarily or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), without the prior written consent of the Company, and any attempted disposition thereof shall be null and void and of no effect.

(b) Prior to an IPO, shares of Employee’s Restricted Stock may, without the prior consent of the Company, be (A) transferred to a Permitted Family Transferee (as defined herein) under the express terms hereof, (B) pledged to a bank, trust company, mortgage company, savings and loan,

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credit union or other lending institution (“Lender”) as security for a loan to Employee; or (C) transferred to Employee’s heirs (“Heirs”) upon the death of Employee; provided, however, that any shares of Employee’s Restricted Stock so transferred or pledged shall remain subject to the terms and conditions of this Agreement and the requirements of Section 6(c) shall be satisfied prior to effecting such transfer or pledge and provided, further, however, that prior to effecting any such transfer pursuant to either of the foregoing clauses (A) and (C),

(i) Employee or Employee’s executor or executrix, as applicable, shall give written notice (the “Transfer Notice”) to the Company (A) specifying the identity of each intended transferee of shares of Employee’s Restricted Stock and each beneficial owner of each intended transferee and (B) irrevocably offering to sell to the Company all shares of Employee’s Restricted Stock that are subject to the intended transfer for a purchase price equal to the Fair Market Value per share determined as of the last day of the most recently completed calendar quarter prior to the date of the notice of intended transfer (the “Section 6 Valuation Date”).

(ii) The Company may accept for purchase any or all of shares of Employee’s Restricted Stock that are subject to the intended transfer by giving written notice to Employee or Employee’s executor or executrix, as applicable, within 20 days from the date of the Company’s receipt of the Transfer Notice.

(iii) The provisions for the determination and payment of the purchase price, the determination of the closing date, and the documents and instruments to be delivered on the closing date shall be the same as are set forth in Sections 3(c) through 3(f), except that such provisions shall apply to the number of shares of Employee’s Restricted Stock that are subject to the Transfer Notice.

(iv) For the purposes of this Agreement, the term “Permitted Family Transferee” means Employee’s spouse, children and descendants or a partnership, or limited liability company comprised of, or trusts for the benefit of, any of Employee, Employee’s spouse, children and descendants.

(c) Prior to the transfer of shares of Employee’s Restricted Stock to a Permitted Family Transferee or Heir, or the pledge of shares of Employee’s Restricted Stock to a Lender, such Permitted Family Transferee, Heir or Lender must (A) agree in writing to be bound by the provisions of this Agreement, and (B) such Permitted Family Transferee, Heir and Lender shall provide either (1) evidence that Employee retains the power to vote any shares of Employee’s Restricted Stock so transferred or (2) an irrevocable proxy to the Chairman of the Board of Directors of the Company (or in the absence of any such Chairman, the Chief Executive Officer of the Company) to vote any shares of Employee’s Restricted Stock so transferred.

(d) Following an IPO, shares of Employee’s Restricted Stock will be transferable subject only to the restrictions of applicable securities laws and any applicable Company policy (e.g., an insider trading policy).

7. Endorsement on Stock Certificates.

All certificates representing the Restricted Stock will bear a legend in substantially the form set forth below.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR UNDER ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD, TRANSFERRED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH

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REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR SUCH LAWS AND THE RULES AND REGULATIONS THEREUNDER.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RIGHTS IN FAVOR OF TRANSUNION CORP. (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS UNDER THE TERMS OF A RESTRICTED STOCK AWARD AGREEMENT BY AND BETWEEN THE COMPANY AND THE HOLDER OF THE SECURITIES. COPIES OF THE ABOVE REFERENCED AGREEMENT ARE ON FILE AT THE OFFICES OF THE COMPANY.

8. Tax Withholding.

Employee acknowledges that the Company is required to withhold income and employment taxes with regard to any ordinary income recognized by Employee upon the grant of the shares of Restricted Stock hereunder. With respect to any amounts of income, employment and other taxes to be withheld in connection with the grant of the shares of Restricted Stock, Employee shall be solely responsible for payment of such taxes and agrees to make arrangements for such payment that are satisfactory to the Company, which arrangements may include, without limitation, (a) remitting a cash payment of the required amount to the Company; (b) authorizing the Company to deduct such amounts from Employee’s compensation; (c) authorizing the Company to withhold from the shares of Restricted Stock, shares that have a Fair Market Value equal to the amount of income, employment and other taxes that Employee will owe due to the grant of such shares; and (d) selling shares of Employee’s Restricted Stock to the Company pursuant to Section 4.

9. Securities Laws.

(a) In connection with the grant of the Restricted Stock, Employee covenants, represents and warrants to the Company that:

(i) The Restricted Stock to be acquired by Employee pursuant to this Agreement will be acquired for Employee’s own account and not with a view to, or intention of, distribution thereof in violation of the Securities Act, or any applicable state securities laws, and neither the Restricted Stock nor any other shares of capital stock of the Company issued or issuable directly or indirectly with respect to the Restricted Stock by way of dividend or split or in connection with a combination of securities, recapitalization, merger, consolidation or other reorganization will be disposed of in contravention of the Securities Act, any applicable state securities laws and any procedures reasonably established by the Board to ensure compliance with the foregoing.

(ii) Employee is an officer or employee of a TU Entity and is familiar with the financial affairs of the Company and its Subsidiaries.

(iii) The Restricted Stock has not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

(iv) Employee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of Restricted Stock and has had full access to such other information concerning the Company as Employee has requested.

(v) This Agreement constitutes the legal, valid and binding obligation of Employee, enforceable in accordance with its terms, and the execution, delivery and performance

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October 3, 2007

of this Agreement by Employee does not and will not conflict with, violate or cause a breach of any agreement, contract or instrument to which Employee is a party or any judgment, order or decree to which Employee is subject.

(vi) Employee understands that no public market now exists for any of the shares of Restricted Stock, and that the Company has made no assurances that a public market will ever exist for such shares.

10. Lock-Up Period.

Employee hereby agrees that if so requested by the Company or any representative of the underwriters (the “Managing Underwriter”) in connection with any registration of the offering of any securities of the Company under the Securities Act, Employee shall not, except as permitted under Section 3(a), Section 4, Section 5 or Section 6 sell, otherwise transfer, dispose of, make any short sale of, grant any option for the purchase of, or enter into any hedging arrangement or similar transaction with the same economic effect as a sale with respect to any shares of Common Stock or other securities of the Company during such period as may be requested in writing by the Managing Underwriter and agreed to in writing by the Company not to exceed 180 days for the first registration statement and 90 days for any subsequent registration statement (the “Market Standoff Period”) following the effective date of a registration statement of the Company filed under the Securities Act that includes securities to be sold to the public in an underwritten public offering under the Securities Act. The Company may impose stop-transfer instructions with respect to securities subject to the foregoing restrictions until the end of such Market Standoff Period.

11. Miscellaneous.

(a) This Agreement may be executed in counterparts with the same effect as if all parties had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

(b) The terms of this Agreement may only be amended, modified or waived by a written agreement executed by both of the parties hereto.

(c) The validity, performance, construction and effect of this Agreement shall be governed by the laws of the State of Delaware without regard to the conflict of laws principle thereof.

(d) This Agreement and the Plan constitute the entire agreement between the parties hereto with respect to the transactions contemplated herein.

(e) Except as otherwise herein provided, this Agreement shall be binding upon and shall inure to the benefit of the Company, its successors and assigns, and of Employee and Employee’s personal representatives, heirs and assigns.

(f) Nothing in this Agreement or in the Plan shall confer upon Employee any right to continue as an employee of any TU Entity or shall interfere with or restrict in any way the rights of any TU Entity, which are hereby expressly reserved, to discharge Employee at any time for any reasons whatsoever, with or without Cause.

(g) All notices, requests, consents and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given and made when delivered, unless delivery fails due to refusal to accept delivery by the addressee or change of address of the addressee for which no notice was previously given the sender, in which event delivery shall be deemed to have occurred when personal delivery to the person for whom it is intended was attempted or three (3)

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business days after deposited, postage prepaid, registered or certified mail, return receipt requested, in the United States mail:

(i) if to Employee, addressed to Employee at Employee’s address shown on the stock register maintained by the Company, or at such other address as Employee may specify by written notice to the Company, and

(ii) if to the Company, at the Company’s headquarters Attention: Chairman, or at such other address as the Company may specify by written notice to Employee.

(h) Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement or the application thereof to any party or circumstance shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the minimal extent of such provision or the remaining provisions of this Agreement or the application of such provision to other parties or circumstances.

(i) This Agreement is solely for the benefit of the Company, Employee and the Disposing Stockholders (each of which are express third party beneficiaries of Employee’s obligations set forth in Section 5), as applicable, and no provision of this Agreement shall be deemed to confer upon other third parties any remedy, claim, liability, reimbursement, cause of action or other right.

12. Arbitration.

(a) Any and all disputes, controversies or claims arising out of, relating to or in connection with this Agreement and the Plan, including, without limitation, any dispute regarding its arbitrability, validity or termination, or the performance or breach thereof, shall be finally settled by arbitration administered by the American Arbitration Association (the “AAA”). Any party may initiate arbitration by notice to the Company in the case that the arbitration is brought by Employee and to Employee in the case that the arbitration is brought by the Company (each, a “Request for Arbitration”). The arbitration shall be conducted in accordance with the AAA rules governing commercial arbitration in effect at the time of the arbitration, except as they may be modified by the provisions of this Agreement. The place of arbitration shall be Chicago, Illinois. The arbitration shall be conducted by a single arbitrator appointed by the Company within fifteen (15) days after delivery of the Request for Arbitration. In the event the Company fails to appoint an arbitrator and deliver notice of such appointment to each Employee who is a party to the arbitration within such fifteen-day time period, upon request of any party to the arbitration, the AAA shall appoint such arbitrator within thirty (30) days after receiving such request. The arbitrator shall be a person who has no material business relationship with any of the parties to the arbitration and who has at least ten (10) years of experience in the practice of law specializing in executive compensation. The arbitration shall commence within thirty (30) days after the appointment of the arbitrator; the arbitration shall be completed within sixty (60) days of commencement; and the arbitrator’s award shall be made within thirty (30) days following such completion. The parties may agree to extend the time limits specified in the foregoing sentence.

(b) The arbitrator will apply the substantive law (and the law of remedies, if applicable) of the State of Delaware without giving effect to the principles of conflicts of law, and will be without jurisdiction to apply any different substantive law. The arbitrator will render an award and a written opinion in support thereof. Such award shall include the costs related to the arbitration and reasonable attorneys’ fees and expenses to the prevailing party. The arbitrator also has the authority to grant provisional remedies, including injunctive relief, and to award specific performance. The arbitrator may entertain a motion to dismiss and/or a motion for summary judgment by any party, applying the standards governing such motions under the Federal Rules of Civil Procedure, and may rule upon any claim or counterclaim, or any portion thereof (a “Claim”), without holding an evidentiary hearing, if, after affording the parties an opportunity to present written submissions and documentary evidence, the

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arbitrator concludes that there is no material issue of fact and that the Claim can be determined as a matter of law. The parties waive to the fullest extent permitted by law any rights to appeal, or to review of, any arbitrator’s award by any court. The arbitrator’s award shall be final and binding, and judgment on the award may be entered in any court of competent jurisdiction, including the courts of Cook County, Illinois. Each party to this Agreement irrevocably submits to the non-exclusive jurisdiction of and venue in the courts of the State of Illinois and of the United States sitting in Chicago, Illinois in connection with any such proceeding, and waives any objection based on forum non conveniens. EACH PARTY TO THIS AGREEMENT IRREVOCABLY WAIVES SUCH PARTY’S RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY ACTION TO ENFORCE AN ARBITRATOR’S DECISION OR AWARD PURSUANT TO SECTION 12 OF THIS AGREEMENT.

(c) The parties agree to maintain confidentiality as to all aspects of the arbitration, except as may be required by applicable law, regulations or court order, or to maintain or satisfy any suitability requirements for any license by any state, federal or other regulatory authority or body, including professional societies and organizations; provided that nothing herein shall prevent a party from disclosing information regarding the arbitration for purposes of enforcing the award. The parties further agree to obtain the arbitrator’s agreement to preserve the confidentiality of the arbitration.

13. Stock Certificates\Book Entry.

Promptly after execution of this Agreement by Employee, the Company shall cause the Restricted Stock to be issued and one or more stock certificates representing the Restricted Stock to be registered in the name of Employee and delivered to the Company’s Corporate Secretary in accordance with Section 1(b). If at any time after the date of this Agreement (e.g., as part of an IPO), the Company’s Board of Directors provides in accordance with Section 158 of the Delaware General Corporation Law that some or all of the Common Stock shall be uncertificated, the Company may, but shall not be obligated to, reissue some or all of the Restricted Stock as uncertificated shares and deliver the same, by book entry, to an account of which Employee is the beneficial owner. Employee acknowledges that the Company does not intend to reissue any shares of Employee’s Restricted Stock as uncertificated shares prior to the date upon which the Restricted Stock is no longer subject to the Company’s rights under Section 3 or Section 6. If, after the date of this Agreement, any Restricted Stock is reissued as uncertificated, the provisions of this Agreement with respect to the delivery of stock certificates representing the Restricted Stock and the like shall be interpreted consistent therewith.

14. Spousal Consent.

As a further condition to the Company’s and Employee’s obligations under this Agreement, Employee’s spouse, if any, shall execute and deliver to the Company the Consent of Spouse attached hereto as Exhibit A

[Signature Page Follows]

Siddharth N. Mehta

October 3, 2007

IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

TRANSUNION CORP.

By:

SIDDHARTH N. MEHTA

[Signature Page to Restricted Stock Award Agreement]

Siddharth N. Mehta

October 3, 2007

EXHIBIT A

CONSENT OF SPOUSE

I, Swati S. Mehta, spouse of Siddharth N. Mehta, have read and approve the foregoing Restricted Stock Agreement (the “Agreement”). In consideration of the grant to my spouse of common stock of TransUnion Corp. as set forth in the Agreement, I hereby appoint my spouse as my attorney-in-fact with respect to the exercise of any rights under the Agreement and agree to be bound by the provisions of the Agreement insofar as I may have any rights in said Agreement or any shares of common stock issued pursuant thereto under the community property laws or similar laws relating to marital property in effect in the state of our residence as of the date of the signing of the foregoing Agreement.

Name:
(Please Print)

Dated:

Siddharth N. Mehta

October 3, 2007

EXHIBIT C

GENERAL RELEASE

This General Release is entered by and between Siddharth N. Mehta (“Executive”) and Trans Union Corp., a Delaware corporation (the “Company”), for good and valuable consideration, the sufficiency of which Executive hereby acknowledges, including the payments and benefits specifically set forth and described in that certain employment agreement between Executive and the Company dated August 22, 2007 (the “Agreement”) which is fully incorporated herein by reference. Executive acknowledges that, apart from their inclusion in the Agreement and this General Release, he is not otherwise entitled to receive the payments and benefits described above.

Executive hereby waives, releases and forever discharges the Company and each of its existing, former and future directors, officers, managers, members, representatives, subsidiaries, predecessors, successors, affiliates, and related entities (collectively, “Releasees”), of and from any and all claims, actions, charges, suits, liabilities, contracts, agreements and promises, of any kind or nature whatsoever, which Executive may have or assert against any of them, arising out of or relating to (i) any event or action which occurred, in whole or in part, before Executive executes this General Release and/or (ii) Executive’s employment or separation from employment with the Company, including, without limitation, any and all claims under the Age Discrimination in Employment Act (29 U.S.C. §§ 621 et seq.), Title VII of the Civil Rights Act of 1964, as amended (42 U.S.C. §§ 2000e et seq.), Sections 1981 through 1988 of Title 42 of the United States Code (42 U.S.C. §§ 1981-88), the Americans with Disabilities Act (42 U.S.C. §§ 12101 et seq.), the Illinois Human Rights Act, the Illinois Wage Payment and Collection Act, and any other federal, state or local law, ordinance, statute or regulation dealing with employment or discrimination in employment; any and all claims for compensation, vacation pay or benefits of any kind; and any and all claims based on any contract (express or implied), tort, wrongful discharge or retaliatory discharge theory. This General Release does not include any claims that cannot be waived pursuant to applicable law. Additionally, this General Release shall not bar any claims arising from any future conduct by or actions of the Company that Executive contends constitutes a breach of the Agreement.

Executive promises never to institute or pursue any claims, of any kind or nature whatsoever, against each any of the Releasees, which arise from or relate to any claims released pursuant to this General Release. Executive further represents and warrants that he has not assigned or transferred any portion of any such claims.

Executive acknowledges that he has had an opportunity and been encouraged to discuss this General Release with an attorney of his choosing before signing it. Executive further acknowledges and understands that he will have an opportunity to consider this General Release for up to twenty-one (21) days before signing it and that he will have seven (7) days after signing this General Release to revoke his signature and agreement to be bound by its terms. This General Release will become effective, if not sooner revoked by Executive, on the eighth (8th) day after Executive signs it (the “Effective Date”).

Executive acknowledges that he has read this General Release, that he knows and understands its contents, that he has had an opportunity and been encouraged to discuss it with an attorney of his choosing before signing it, and that he signs it voluntarily and of his own free act and deed, without any duress, coercion or intimidation, as follows:

Executive

Signed:

Print Name:

Dated:

Siddharth N. Mehta

October 3, 2007

Acknowledged and Agreed:

Trans Union Corp.

Signed:

By:

Its:

Dated:

Siddharth N. Mehta

October 3, 2007

EXHIBIT D

FORM AGREEMENTS

Policy on Legal and Ethical Responsibility

Invention, Conflict of Interest, Confidentiality Policy and Agreement

Policy on Antitrust Laws

Copies of these agreements are attached to this Exhibit D